Exhibit 99.1
NEWS RELEASE

Media Contacts:	Doug Kline Sempra Energy (877) 866-2066 www.sempra.com

Financial Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY REPORTS
HIGHER FIRST-QUARTER 2005 EARNINGS

          SAN DIEGO, May 4, 2005 - Sempra Energy today reported first-quarter 2005 earnings of $223 million, or $0.92 per diluted share, compared with $197 million, or $0.85 per diluted share, in the first quarter 2004.

          "Operating results in the first quarter were solid for all of our businesses and put us on track to accomplish our financial goals for the year," said Stephen L. Baum, chairman and chief executive officer of Sempra Energy. "We are reaffirming our earnings-per-share guidance for 2005 of $3.10 to $3.30."

          Net income in the first quarter 2005 included $59 million related to the favorable resolution of federal and state income-tax issues from prior years for both the parent company and the California utilities. First-quarter 2004 results included a $24 million loss related to discontinued operations and $16 million in net income related to the favorable resolution of prior years' income-tax issues.

          Revenues in the first quarter 2005 were $2.7 billion, compared with $2.4 billion in the same quarter last year, due to increased power and commodity sales.

SUBSIDIARY OPERATING RESULTS

Sempra Utilities

          Net income for San Diego Gas & Electric was $59 million in the first quarter 2005, up from $50 million in the year-ago quarter. The increase was due primarily to the favorable resolution of income-tax issues.

          Net income for Southern California Gas Co. in the first quarter 2005 rose to $69 million from $56 million in the first quarter 2004, primarily due to a favorable adjustment related to the utility's recent rate-making decision.

Sempra Commodities

          Sempra Commodities' first-quarter 2005 net income was $29 million, versus $57 million in the same quarter last year. The decrease in quarterly net income was primarily due to lower income in natural gas and metals trading.

          "Accounting rules impact the timing of earnings recognition for our commodity operations, as was the case in our natural gas trading operations during the first quarter," Baum said. "Even though we will continue to see quarter-to-quarter variation in reported earnings for this business, we expect Sempra Commodities to meet its 2005 financial plan."

Sempra Generation

          First-quarter net income for Sempra Generation rose to $46 million in 2005 from $35 million last year, primarily as a result of increased power sales from the company's generating facilities in Texas. Sempra Generation acquired its half of the Coleto Creek facility and eight other Texas power plants in July 2004.

Sempra Pipelines & Storage

          Sempra Pipelines & Storage had net income of $13 million during the first quarter 2005, up from $11 million in the year-ago quarter, due primarily to improved results from the company's Latin American utility operations.

Sempra LNG

          Sempra LNG recorded a net loss of $5 million during the first quarter 2005, versus net income of $6 million in the first quarter 2004. Last year's quarterly results included an $8 million contribution from the favorable buy-out of a future obligation related to the Cameron LNG project.

          "We are pleased that our liquefied natural gas business is making good progress," Baum said. "Capacity for our Energía Costa Azul receipt terminal in Baja California, Mexico, is fully subscribed and construction on the terminal is underway. We are working toward finalizing several non-binding, preliminary agreements this summer for capacity at our Cameron LNG terminal in Louisiana and expect to begin construction later this year. Finally, last week we announced a preliminary agreement with Gazprom - the world's largest natural gas producer - which wants to enter the North American market with sufficient quantities of gas to launch our Port Arthur LNG terminal in Texas. We expect to receive federal regulatory approvals for this terminal by year-end. "

INTERNET BROADCAST

          Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. Eastern Time with senior management of the company. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (706) 645-9291 and entering passcode number 5582676.

          Sempra Energy, based in San Diego, is a Fortune 500 energy-services holding company with 2004 revenues of $9.4 billion. The Sempra Energy companies' more than 13,000 employees serve more than 10 million customers in the United States, Europe, Canada, Mexico, South America and Asia.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries; capital markets conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the outcome of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company's Web site, www.sempra.com.

Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission. Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME (Unaudited)

	Three months ended
	March 31,

(Dollars in millions, except per share amounts)	2005	2004

Operating revenues
California utilities:
Natural gas	$ 1,433	$ 1,333
Electric	394	381
Other	865	646

Total operating revenues	2,692	2,360

Operating expenses
California utilities:
Cost of natural gas	913	824
Cost of electric fuel and purchased power	145	127
Other cost of sales	584	327
Other operating expenses	542	521
Depreciation and amortization	161	165
Franchise fees and other taxes	68	64

Total operating expenses	2,413	2,028

Operating income	279	332

Other income, net	17	5
Interest income	11	23
Interest expense	(74)	(80)
Preferred dividends of subsidiaries	(2)	(2)

Income from continuing operations before income taxes	231	278
Income tax expense	8	57

Income from continuing operations	223	221
Loss from discontinued operations, net of tax	-	(24)

Net income	$ 223	$ 197

Basic earnings per share:
Income from continuing operations	$ 0.96	$ 0.97
Discontinued operations, net of tax	-	(0.11)

Net income	$ 0.96	$ 0.86

Weighted-average number of shares outstanding (thousands)	232,939	228,055

Diluted earnings per share:
Income from continuing operations	$ 0.92	$ 0.96
Discontinued operations, net of tax	-	(0.11)

Net income	$ 0.92	$ 0.85

Weighted-average number of shares outstanding (thousands)	241,105	231,136

Dividends declared per share of common stock	$ 0.29	$ 0.25

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31,	December 31,
(Dollars in millions)	2005	2004

Assets
Current assets:
Cash and cash equivalents	$ 609	$ 419
Short-term investments	12	15
Accounts receivable	874	1,032
Due from unconsolidated affiliate	5	4
Deferred income taxes	47	15
Interest receivable	47	80
Trading-related receivables and deposits, net	2,442	2,606
Derivative trading instruments	3,023	2,339
Commodities owned	1,201	1,547
Regulatory assets arising from fixed-price contracts and other derivatives	143	152
Other regulatory assets	107	103
Inventories	70	172
Other	196	222

Current assets of continuing operations	8,776	8,706
Current assets of discontinued operations	60	70

Total current assets	8,836	8,776

Investments and other assets:
Due from unconsolidated affiliates	27	42
Regulatory assets arising from fixed-price contracts and other derivatives	470	500
Other regulatory assets	601	619
Nuclear decommissioning trusts	613	612
Investments	1,147	1,164
Sundry	821	844

Total investments and other assets	3,679	3,781

Property, plant and equipment, net	11,245	11,086

Total assets	$ 23,760	$ 23,643

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 340	$ 405
Accounts payable	692	1,126
Due to unconsolidated affiliates	-	205
Income taxes payable	255	187
Trading-related payables	2,795	3,182
Derivative trading instruments sold, not yet purchased	2,414	1,484
Commodities sold with agreement to repurchase	291	513
Dividends and interest payable	132	123
Regulatory balancing accounts, net	599	509
Fixed-price contracts and other derivatives	146	157
Current portion of long-term debt	394	398
Temporary LIFO liquidation	200	-
Other	780	776

Current liabilities of continuing operations	9,038	9,065
Current liabilities of discontinued operations	7	17

Total current liabilities	9,045	9,082

Long-term debt	4,132	4,192

Deferred credits and other liabilities:
Due to unconsolidated affiliates	162	162
Customer advances for construction	94	97
Postretirement benefits other than pensions	127	129
Deferred income taxes	386	420
Deferred investment tax credits	77	78
Regulatory liabilities arising from cost of removal obligations	2,386	2,359
Regulatory liabilities arising from asset retirement obligations	330	333
Other regulatory liabilities	72	67
Fixed-price contracts and other derivatives	472	500
Asset retirement obligations	330	326
Deferred credits and other	837	854

Total deferred credits and other liabilities	5,273	5,325

Preferred stock of subsidiaries	179	179

Shareholders' equity	5,131	4,865

Total liabilities and shareholders' equity	$ 23,760	$ 23,643

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)

	Three months ended
	March 31,

(Dollars in millions)	2005	2004

Cash Flows from Operating Activities:
Net income	$ 223	$ 197
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	-	24
Depreciation and amortization	161	165
Deferred income taxes and investment tax credits	(68)	(22)
Other, net	9	27
Net changes in other working capital components	393	408
Changes in other assets	4	7
Changes in other liabilities	(3)	(13)

Net cash provided by continuing operations	719	793
Net cash used in discontinued operations	-	(2)

Net cash provided by operating activities	719	791

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(269)	(219)
Proceeds from sale of assets	6	363	(1)
Investments in and acquisitions of subsidiaries, net of cash acquired	(1)	(7)
Dividends received from affiliates	2	10
Other, net	16	10

Net cash provided by (used in) investing activities	(246)	157

Cash Flows from Financing Activities:
Common dividends paid	(50)	(48)
Issuances of common stock	90	35
Repurchases of common stock	(6)	(2)
Issuances of long-term debt	-	21
Redemption of mandatorily redeemable preferred securities	(200)	-
Payments on long-term debt	(50)	(857)
Increase (decrease) in short-term debt, net	(64)	134
Other, net	(3)	(2)

Net cash used in financing activities	(283)	(719)

Increase in cash and cash equivalents	190	229	(2)
Cash and cash equivalents, January 1	419	409

Cash and cash equivalents, March 31	$ 609	$ 638

(1)	Proceeds from the sale of U.S. Treasury obligations which previously securitized the Mesquite synthetic lease.
(2)	Change from $221 as reported in prior year reflects reclassification of restricted cash.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended
	March 31,

(Dollars in millions)	2005	2004

Net Income
California Utilities:
San Diego Gas & Electric	$ 59	$ 50
Southern California Gas	69	56

Total California Utilities	128	106

Sempra Global:
Sempra Commodities	29	57
Sempra Generation	46	35
Sempra Pipelines & Storage	13	11
Sempra LNG	(5)	6

Total Sempra Global	83	109

Sempra Financial	4	10

Parent & Other	8	(4)

Continuing Operations	223	221

Discontinued Operations (1)	-	(24)

Consolidated Net Income	$ 223	$ 197

(1)	Reflects Atlantic Electric & Gas.

	Three months ended
	March 31,

(Dollars in millions)	2005	2004

Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 94	$ 69
Southern California Gas	63	62

Total California Utilities	157	131

Sempra Global:
Sempra Generation	49	14
Sempra Commodities	13	46
Sempra Pipelines & Storage	4	5
Sempra LNG	45	22

Total Sempra Global	111	87

Parent & Other	2	8

Consolidated Capital Expenditures and Investments	$ 270	$ 226

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended
	March 31,

CALIFORNIA UTILITIES	2005	2004

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 616	$ 575
SoCalGas (excludes intercompany sales)	$ 1,211	$ 1,139

Gas Sales (Bcf)	137	140
Transportation and Exchange (Bcf)	122	121

Total Deliveries (Bcf)	259	261

Total Gas Customers (Thousands)	6,316	6,231

Electric Sales (Millions of kWhs)	3,906	3,812
Direct Access (Millions of kWhs)	820	729

Total Deliveries (Millions of kWhs)	4,726	4,541

Total Electric Customers (Thousands)	1,323	1,301

SEMPRA GENERATION

Power Sold (Millions of kWhs)	5,639	4,477

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (Bcf)
Argentina	51	51
Mexico	10	10
Chile	1	1
Natural Gas Customers (Thousands)
Argentina	1,459	1,414
Mexico	97	101
Chile	38	37
Electric Sales (Millions of kWhs)
Peru	1,052	1,007
Chile	733	508
Electric Customers (Thousands)
Peru	753	736
Chile	512	499

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended
	March 31,

Margin * (Dollars in millions)	2005	2004

Geographical:
North America	$ 125	$ 120
Europe/Asia	29	84

Total	$ 154	$ 204

Product Line:
Gas	$ (15)	$ 42
Power	42	45
Oil - Crude & Products	80	42
Metals	14	58
Other	33	17

Total	$ 154	$ 204

* Margin consists of net trading revenues less related costs (primarily brokerage, transportation and storage) plus or minus net interest income/expense.

Physical Statistics

Natural Gas (BCF/Day)	12.2	13.8
Electric (Billions of kWhs)	107.8	96.6
Oil & Liquid Products (Millions Bbls/Day)	1.9	2.0

	Fair
	Market Value
	March 31,	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	2005	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 568	$ 475	$ 9	$ 19	$ 65
Prices provided by other external sources	34	-	-	-	34
Prices based on models and other valuation methods	(6)	5	-	-	(11)

Total OTC Fair Value (1)	$ 596	$ 480	$ 9	$ 19	$ 88

Maturity of OTC Fair Value

Percentage	100.0%	80.5%	1.5%	3.2%	14.8%
Cumulative Percentages		80.5%	82.0%	85.2%	100.0%

Exchange Contracts (2)	$ (7)	$ (127)	$ 173	$ (63)	$ 10

Total Net Unrealized Revenue	$ 589

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received or (paid) associated with open Exchange Contracts

	March 31,	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2005	2004

Commodity Exchanges	10%	10%
Investment Grade	70%	66%
Below Investment Grade	20%	24%

	Three months ended
	March 31,

Risk Adjusted Performance Indicators	2005	2004

VaR at 95% (Dollars in millions) (1)	$ 8.5	$ 5.7
VaR at 99% (Dollars in millions) (2)	$ 11.9	$ 8.1
Risk Adjusted Return on Capital (RAROC) (3)	33%	41%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level